As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________

FORM S‑8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	43-1857213
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor Stamford, Connecticut 06901	(203) 905-7801
(Address of principal executive offices including zip code)	(Registrant’s telephone number, including area code)

CHARTER COMMUNICATIONS, INC. 2009 STOCK INCENTIVE PLAN
(Full title of the plan)

Richard R. Dykhouse
Executive Vice President, General Counsel and Corporate Secretary
Charter Communications, Inc.
400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
Telephone: (203) 905-7801
(Name, address and telephone numbers,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒    Accelerated filer ☐        Non-accelerated filer ☐    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.001 per share	6,000,000 shares	$129.565	$789,300,000	$106,036

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant which become issuable under the 2009 stock incentive plan being registered pursuant to this Registration Statement by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices of the Registrant's common stock on August 6, 2013 as reported on the NASDAQ Global Select Market.

PART I

EXPLANATORY NOTE

Charter Communications, Inc. (the “Company”) is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register 6,000,000 additional shares of the Company's Class A Common Stock, par value $0.001 per share (the “Shares”), pursuant to the Charter Communications, Inc. 2009 Stock Incentive Plan (the “Plan”) of the Company.  The Shares are additional securities of the same class as other securities for which a previous registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2009 (File No. 333-163357) and on November 8, 2010 (File No. 333-170475) (collectively, the “Earlier Registration Statement”).  Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement filed by the Company are hereby incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.        Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Company with the Commission, are hereby incorporated by reference in this Registration Statement:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 22, 2013;

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2012; and

(c)
The description of the Company's Class A Common Stock as set forth in the Company's Registration Statement on Form 8-A filed with the Commission on September 14, 2010 (File No. 001-33664) and pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

Certain legal matters will be passed upon for us by Richard R. Dykhouse, who serves as our Executive Vice President, General Counsel and Corporate Secretary. Mr. Dykhouse is a salaried employee and earns stock-based compensation on our common stock. Pursuant to various stock and employee benefit plans, Mr. Dykhouse is eligible to purchase and receive shares of our common stock and to receive options to purchase shares of our common stock.

Item 6.       Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware.  Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Article VII of the Company's amended and restated certificate of incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law.  Article X of the Company's amended and restated bylaws provides for indemnification of the officers and directors of the Company to the fullest extent permitted by the DGCL.

 The foregoing is only a general summary of certain aspects of Delaware law and the registrant's organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant's amended and restated certificate of incorporation and bylaws.

The Company has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements shall provide indemnification to the Company's directors and such officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The Company has obtained directors' and officers' liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 8.         Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.        Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 9, 2013.

CHARTER COMMUNICATIONS, INC.,
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Christopher L. Winfrey and Kevin D. Howard and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2013.

Signature	Title	Date
/s/ Thomas M. Rutledge Thomas M. Rutledge	President, Chief Executive Officer, Director (Principal Executive Officer)	August 9, 2013

/s/ Christopher L. Winfrey Christopher L. Winfrey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2013

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President – Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2013

/s/ Eric L. Zinterhofer Eric L. Zinterhofer	Director	August 9, 2013

/s/ W. Lance Conn W. Lance Conn	Director	August 9, 2013

/s/ Michael Huseby Michael Huseby	Director	August 9, 2013

/s/ Craig A. Jacobson Craig A. Jacobson	Director	August 9, 2013

/s/ Gregory Maffei Gregory Maffei	Director	August 9, 2013

/s/ John Malone John Malone	Director	August 9, 2013

/s/ Jeffrey A. Marcus Jeffrey A. Marcus	Director	August 9, 2013

/s/ John D. Markley, Jr. John D. Markley, Jr.	Director	August 9, 2013

/s/ David C. Merritt David C. Merritt	Director	August 9, 2013

/s/ Nair Balan Nair Balan	Director	August 9, 2013

EXHIBIT INDEX

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation of Charter Communications, Inc. (Originally incorporated July 22, 1999) (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K of Charter Communications, Inc. filed on August 20, 2010 (File No. 001-33664)).

3.2
Amended and Restated By-laws of Charter Communications, Inc. as of November 30, 2009 (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

5.1*	Opinion of Richard R. Dykhouse, Esq. with respect to the legality of the shares of common stock being registered hereby.
10.1
Charter Communications, Inc. Amended and Restated 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report filed on Form 8-K of Charter Communications, Inc. filed on December 21, 2009 (File No. 001-33664)).

23.1*	Consent of KPMG LLP (St. Louis, MO).
23.2*	Consent of KPMG LLP (Melville, NY).
23.3*	Consent of Richard R. Dykhouse, Esq. (included in Exhibit 5.1).
24.1*	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of this Registration Statement).

* filed herewith